EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             NEW M-TECH CORPORATION


         Pursuant to the provisions of ss.607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The current name of the corporation is New M-Tech Corporation (the "Corporation"), Charter #S10349 filed on November 1, 1990, effective October 25, 1990.

         2. The following Amendment to the Articles of Incorporation was adopted by written consent of the shareholders of the Corporation effective as of April 9, 1998, following approval by written consent of all of the Directors of the Corporation effective as of April 9, 1998, in the manner prescribed by ss.607.1003 of the Florida Business Corporation Act:

                           RESOLVED, that Article I of the Corporation's
                  Articles of Incorporation shall be amended in its entirety to read as follows:

                                    ARTICLE I

                  The name of the Corporation is Newtech Electronics Industries, Inc. (hereinafter called the "Corporation").

         3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

                                    * * * * *



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         IN WITNESS WHEREOF, the undersigned being the Vice President of the
Corporation, has executed these Articles of Amendment to the Amended and Restated Articles of Incorporation of New M-Tech Corporation, effective as of the 9th day of April, 1998.



                                             NEW M-TECH CORPORATION
                                             a Florida corporation



                                             By:/S/ LEONOR E. SCHUCK
                                                --------------------------------
                                                Leonor E. Schuck, Vice President